SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): AUGUST 31, 2000

                           DYNAMIC INTERNATIONAL, LTD.
             (Exact name of Registrant as specified in its charter)

        NEVADA                 0-21475                   93-1215401
(State of incorporation) (Commission File No.) (IRS Employer Identification No.)

                      c/o Emergent Management Company, LLC
                          375 Park Avenue, 36th Floor
                            New York, New York 10152
                            ------------------------
                    (Address of Principal Executive Offices)

                  Registrant's telephone number: (212) 813-9700

                                58 Second Avenue
                            Brooklyn, New York 11215
                            ------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

(a) On August 31, 2000, Registrant issued an aggregate of 39,755,178 shares of its common stock, representing a 90% equity interest in Registrant immediately subsequent to such issuance, to the several members of Emergent Ventures, LLC ("Emergent Ventures"), a Delaware limited liability company that had theretofore engaged in the business of acquiring equity interests in technology businesses with significant Internet features and applications, in exchange for all of the then outstanding membership interests in Emergent Ventures (collectively, the "Equity Transfer Transaction"), all pursuant to an Equity Transfer and Reorganization Agreement dated as of August 10, 2000 (the "Agreement") by and among Registrant, Marton B. Grossman ("M. Grossman"), Isaac Grossman, Emergent Management Company, LLC ("Emergent Management") and the several holders of membership interests in Emergent Ventures.

         Upon consummation of the Equity Transfer Transaction, Emergent Management, which had theretofore owned an approximately 57% equity interest in Emergent Ventures, became the beneficial owner of 22,718,383 shares of Registrant's common stock, representing an approximately 51% equity interest in Registrant. Daniel Yun and Mark Waldron beneficially own all of the outstanding equity interests in Emergent Management.

         As contemplated by the Agreement, each of Registrant's directors other than M. Grossman resigned immediately prior to the consummation of the Equity Transfer Transaction. M. Grossman thereupon elected each of Daniel Yun and Mark Waldron as directors of Registrant. Messrs. Yun and Waldron, who now comprise a majority of Registrant's directors, also now serve as Registrant's executive officers.

         Prior to the completion of the Equity Transfer Transaction, M. Grossman beneficially owned approximately 64% of the Registrant's common stock.

         The description of the Agreement and of the transactions contemplated thereby set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as
Exhibit 4.1 hereto and incorporated herein by reference.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

(a) As a result of the Equity Transfer Transactions, the Registrant has become the owner of all of the outstanding equity interests in Emergent Ventures and, accordingly, the Registrant has acquired the business and assets of Emergent Ventures. The assets of Emergent Ventures are comprised of significant equity interests in early stage technology companies. Emergent Ventures had previously focused on the acquisition of equity interests in technology businesses with significant Internet features and applications. Registrant will continue to focus on such Internet businesses, as well as upon a broad range of other technology-oriented businesses. Registrant intends to promote the development of these businesses by offering business development services that cover core management disciplines such as strategic consulting, finance, business development and public relations. In addition, Registrant will seek to apply the experience of both its new management team and their affiliates and advisors to, among other matters, review and formulate business models, create performance benchmarks, provide introductions to strategic partners, and advise on, and facilitate the completion of, additional rounds of financing for their network companies.

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         On August 31, 2000, pursuant to and in accordance with the Agreement, prior to the consummation of the Equity Transfer Transaction, the Registrant transferred all of its assets (which related to the design, marketing and sale of sports and exercise equipment) to a newly-formed corporation that was wholly-owned by Registrant ("Newco") and Newco assumed all of the liabilities of Registrant (other than outstanding bank debt in the amount of $250,000). Immediately following such transfer of assets and assumption of liabilities and immediately prior to the consummation of the Equity Transfer Transaction, Registrant transferred to its stockholders, on a pro-rata basis, all of the issued and outstanding shares of common stock of Newco.

         As described in Item 1 above, M. Grossman continues to serve as a director of Registrant. In addition, immediately following the consummation of the Equity Transfer Transaction, M. Grossman was the beneficial owner of approximately 6.4% of the voting securities of Registrant.

         The description of the Agreement and of the transactions contemplated thereby set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as
Exhibit 4.1 hereto and incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired:

         The financial statements required by Item 7(a) relative to the acquired business described in Item 2 will be filed under cover of Form 8-K/A as soon as is practicable but not later than November 14, 2000.

(b)      Pro Forma Financial Information:

         The pro forma financial information required by Item 7(b) relative to the acquired business described in Item 2 will be filed under cover of Form 8-K/A as soon as is practicable but not later than November 14, 2000.

(c)      Exhibits:

EXHIBIT NO.               DESCRIPTION
-----------               -----------
4.1                       Equity Transfer and Reorganization Agreement, dated as
                          of August 10, 2000, by and among the Registrant, Marton B. Grossman, Isaac Grossman, Emergent
                          Management Company, LLC and the holders of membership interests of Emergent Ventures, LLC

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 15, 2000

                                   DYNAMIC INTERNATIONAL, LTD.

                                   By:  /s/ Daniel Yun
                                        ------------------
                                            Daniel Yun
                                            Chairman

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                                  EXHIBIT INDEX

EXHIBIT NO.                                          EXHIBIT NAME
-----------                                          ------------
4.1 Equity Transfer and Reorganization Agreement, dated as of August 10, 2000 by and among Dynamic International, Ltd., Marton B. Grossman, Isaac Grossman, Emergent Management Company, LLC, and the holders of membership interests of Emergent Ventures, LLC listed on the signature page thereof